UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Definitive Proxy Statement
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☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Air Products Increases All-Cash Offer for Airgas to $63.50 Per Share

Revised Offer Provides 46% Premium to Pre-Offer Price

Urges Airgas Board to Begin Negotiations Promptly

LEHIGH VALLEY, Pa. (July 8, 2010) – Air Products (NYSE: APD) today announced it has increased its fully financed offer to purchase all of the outstanding shares of Airgas, Inc. (NYSE: ARG) to $63.50 per share in cash, an increase of $3.50 per share over its initial offer of $60.00 per share and a premium of 46% over the closing price of Airgas’ shares on February 4, 2010, the day before Air Products announced its proposal to acquire Airgas.  At $63.50 per share, the acquisition is expected to be immediately accretive to Air Products’ earnings per share on both a GAAP and cash basis, excluding one-time costs.

John E. McGlade, Air Products chairman, president and chief executive officer, said, “We have had extensive and very productive dialogue with Airgas shareholders over the last several months.  With this price increase, and the record date now set, we are convinced we will have widespread support from Airgas shareholders for this transaction and for our Board nominees and proposals.  At the same time, we are intensely focused on the interests of Air Products shareholders ― and I want to be very clear to the shareholders of both companies that we will remain disciplined on price.”

McGlade continued, “We hope the Airgas Board will take the responsible step for their shareholders and promptly begin negotiations with us.  With shareholder support for our increased offer, and continuing positive discussions with the FTC, we believe we can close this mutually beneficial transaction on a timely basis.  We urge Airgas shareholders to send a clear and strong message to the Airgas Board by tendering their shares into our offer and voting for our independent Board nominees and proposals at the Annual Meeting.”

Airgas’ 2010 Annual Meeting remains unscheduled but Airgas has stated in SEC filings that it expects to hold the meeting on or before September 17, 2010, and has set a record date of July 19, 2010 for shareholders to be eligible to vote at the meeting.

Investors who want to vote Airgas shares at the Annual Meeting must recall any shares that may be out on loan by their custodian banks or brokerage firms, and if they want to buy additional shares to vote, they must execute regular-way purchases at least three trading days prior to the July 19 record date to allow for trade settlement by the record date.  Trades made on or before July 14 should settle in time to be voted.  Air Products encourages Airgas shareholders to take the necessary steps with their custodian banks and brokerage firms to ensure they are eligible to vote at the Annual Meeting.  Shareholders should contact MacKenzie Partners, Inc. at the numbers below if they have any questions about voting or tendering procedures.

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Air Products previously filed preliminary proxy materials with the Securities and Exchange Commission for its planned solicitation of proxies at the 2010 Airgas Annual Meeting.  Air Products intends to solicit proxies from Airgas shareholders to elect three independent nominees to the Airgas Board of Directors and to approve three additional proposals to ensure the Airgas Board will act independently and in the best interest of Airgas shareholders.

The revised offer and withdrawal rights continue to be scheduled to expire at 12:00 midnight New York City time on August 13, 2010, unless extended.  Except for the price increase, all other terms and conditions of the offer remain unchanged.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.  Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives.  The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment.  In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe.  For more information, visit www.airproducts.com.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a preliminary proxy statement on Schedule 14A with the SEC on June 16, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  Air Products expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith.  Any definitive proxy statement will be mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.   These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

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CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees will be included in the definitive proxy statement Air Products intends to file with the SEC relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.

(MacKenzie Partners)
Larry Dennedy/Charlie Koons, tel: (212) 929-5239; (212) 929-5708.